AMENDMENT NO. 1
                                       to
                      FOURTH AMENDED AND RESTATED REVOLVING
                          CREDIT AND SECURITY AGREEMENT
                          dated as of October 20, 1995


     THIS AMENDMENT NO. 1 dated as of December 1, 1995 is made by and among Synthetic Industries, Inc., a Delaware corporation (the "Borrower"), The First National Bank of Boston ("Bank of Boston'), Sanwa Business Credit Corporation ("Sanwa') and SouthTrust Bank of Georgia, N.A. ("SouthTrust" and together with Bank of Boston and Sanwa, the "Lenders"), and Bank of Boston as agent (the "Agent") for the Lenders.

                             Preliminary Statements

     The Borrower, the Lenders and the Agent are parties to a Fourth Amended and Restated Revolving Credit and Security Agreement dated as of October 20, 1995 (the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined).

     The Borrower has requested, and the Lenders and the Agent have agreed, upon and subject to the terms, conditions and provisions of this Amendment, further to amend certain provisions of the Credit Agreement to permit certain sale and leaseback transactions by the Borrower and to amend provisions of the Credit Agreement relating to the Capital Expenditures of the Borrower.

     NOW, THEREFORE, in consideration of the Credit Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended, subject to the provisions of Section 2 hereof, effective as of the Effective Date, by

     (a) amending Section 1.1 Definitions by amending the definition "Capital Expenditures" in its entirety to read as follows:

     "Capital Expenditures" means, with respect to any Person, all expenditures made or liabilities incurred for the acquisition of assets (other than an Acquisition of assets which constitute a Business Unit or the purchase of Inventory) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years; PROVIDED, HOWEVER, that Capital Expenditures shall not include capitalized interest incurred in connection with Capital Expenditures.

     (b) amending Section 10.1 (c) Total Debt Service Coverage in its entirety to read as follows:

          (c) Total Debt Service Coverage. The ratio of Operating Cash Flow for any period described below to the sum of the aggregate amount of Total Interest Expense (plus capitalized interest in connection with Capital Expenditures, but excluding therefrom any amortization of bond discount in connection with the Senior Subordinated Debentures) PLUS principal of Indebtedness for Money Borrowed paid (or payable as regularly scheduled principal repayments thereof) by the Borrower and its Consolidated Subsidiaries during the same period, other than principal amounts of any "Term Loan" (as defined in the Existing Credit Agreement or the Second Amended and Restated Revolving Credit and Security Agreement dated as of March 15, 1993, as amended ) paid by the Borrower and its Consolidated Subsidiaries during the same period, to be less than:

          (i)  1.40 to 1 for any period of four consecutive fiscal quarters
ending after the    Effective Date and on or before March 31, 1996;

          (ii)  1.45 to 1 for any period of four consecutive fiscal quarters
ending after   March 31, 1996 and on or before March 31, 1997;

          (iii)  1.55 to 1 for any period of four consecutive fiscal quarters
ending after   March 31, 1997 and on or before March 31, 1999;

          (iv)  1.45 to 1 for any period of four consecutive fiscal quarters
ending after   March 31, 1999 and on or before March 31, 2000; and

          (v)  1.40 to 1 for any period of four consecutive fiscal quarters
ending after   March 31, 2000.

     (c) amending subsection (a) of Section 10.5 Capital Expenditures in its entirety to read as follows:

          (a) for the fiscal year of the Borrower ended September 30, 1995, $13,500,000;

     (d) amending Section 10.13 Sales and Leasebacks in its entirety to read as follows:

          SECTION 10.13 Sales and Leasebacks. Enter into any arrangement with any Person providing for its leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by the Borrower or any Subsidiary of the Borrower to such Person, except that the provisions of this SECTION 10.13 shall not apply to sale and leaseback transactions of personal property by the Borrower having an original cost to the Borrower not exceeding an aggregate amount outstanding at the time of $500,000.

     Section 2. Effectiveness of Amendment. This Amendment shall become effective as of the Effective Date upon receipt by the Agent of the following, each in form and substance satisfactory to the Agent:

     (a) at least seven copies of this Amendment, each duly executed and delivered by the Borrower and each Lender,

     (b) a certificate of the president or chief financial officer of the Borrower to the effect that (i) all representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct on and as of the effective date of this Amendment, both before and after giving effect to this Amendment, and (ii) no Default or Event of Default has occurred and is continuing, and such statements shall be true, and

     (c) such other documents, instruments and certificates as the Agent may reasonably request in connection with the transactions contemplated by the Amendment.

     Section 3. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Credit Agreement and in any other Loan Document to "this Agreement," "the Credit Agreement," "hereunder," "hereof" and words of like import referring to the Credit Agreement, shall mean and be references to the Credit Agreement as amended by this Amendment. Except as expressly amended hereby, the Credit Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     Section 4  Counterpart Execution;  Governing Law.

     (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              SYNTHETIC INDUSTRIES, INC.


[Corporate Seal]                   By:  __Leonard Chill_______
                                     Leonard Chill
                                     President

ATTEST

__Jon P. Beckman_____
   Jon P. Beckman
   Assistant Secretary

                              THE FIRST NATIONAL BANK OF
                              BOSTON, as the Agent and as
                              a Lender

                              By:  __William C. Purinton_____
                                     William C. Purinton
                                     Vice President


                              SANWA BUSINESS CREDIT
                                  CORPORATION

                              By:  __ Peter L. Skavla____
                                     Peter K. Skavla
                                     Vice President


                              SOUTHTRUST BANK OF GEORGIA,
                                  N.A.

                              By:  __Melinda M Bergbom______
                                     Melinda M. Bergbom
                                     Vice President


            CERTIFICATE AS TO REPRESENTATION, WARRANTIES AND DEFAULTS

     I, Leonard Chill, President of Synthetic Industries, Inc., a Delaware corporation (the "Borrower"), hereby certify in connection with Amendment No. 1 dated as of December 1, 1995 ("Amendment No. 1") to the Fourth Amended and Restated Revolving Credit and Security Agreement dated as of October 20, 1995 (the "Credit Agreement'; terms defined herein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the "Lenders" named therein and The First National Bank of Boston, as agent for the Lenders, that, to the best of my knowledge and based on an examination sufficient to enable me to make an informed statement:

          (i)  all of the representation and warranties made or deemed to be
made under     the Credit Agreement and any other Loan Document are true and
correct as of the date   hereof, both before and after giving effect to
Amendment No. 1, and

          (ii)  no Default or Event of Default has occurred and is continuing as
of the date    hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Borrower this 1st day of December 1995.



                    ___Leonard Chill________
                         Leonard Chill
                         President